                    CORPORATE OVERVIEW
                    ---------------------------------------------------------

                    PRESS RELEASE
                    MARCH 9, 2000

                    ---------------------------------------------------------
                    Investor Contact: Paul Kopsky, Jr.
                                      (314) 444-0715
                    Media Contact:    David Garino
                                      (314) 982-1700


                    Internet: http://www.conning.com
                              ----------------------

                    CONNING CORPORATION ANNOUNCES NEW CEO AND CFO

                    ST. LOUIS, March 9, 2000 -- Conning Corporation (NASDAQ:CNNG) announced today that the board of directors has named James L. Lipscomb as president and chief executive officer, succeeding Arthur C. Reeds, III, who has announced his resignation effective immediately. Mr. Reeds will remain on the board of directors. Mr. Lipscomb, a senior vice president at Metropolitan Life Insurance Company (MetLife), has had a wide range of experience at the company including investments, and most recently was in charge of corporate planning.

                    Additionally, the board of directors has named Paul W. Kopsky Jr. as senior vice president and chief financial officer. Mr. Kopsky succeeds Fred M. Schpero, who has announced his resignation as senior vice president and chief financial officer, effective March 15, 2000. Mr. Schpero, who has been CFO since 1997, has decided to pursue another business opportunity. Mr. Kopsky, who has been with the company since 1997, was recently
                    Conning's senior vice president and controller.

                    Conning provides asset management services primarily to insurance companies and institutional investors with discretionary assets under management, manages private equity funds investing in insurance and insurance-related companies, and conducts in-depth research on the insurance industry.

                    The preceeding discussions of expected future results may constitute forward-looking statements. Actual results could differ from expected results due to factors discussed in company filing with the Securities and Exchange Commission.

                                               END